UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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KCAP Financial, Inc.

(Name of Registrant as Specified in Its Charter)

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KCAP Financial, Inc.
295 Madison Avenue, 6th Floor
New York, New York 10017

March 22, 2013

Dear Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of KCAP Financial, Inc. to be held on Monday, May 6, 2013 at 10:00 a.m., local time, at the Penn Club, 30 West 44th Street, New York, New York 10036.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. Your vote is important.

Sincerely yours,

Dayl W. Pearson
President and Chief Executive Officer

KCAP Financial, Inc.

Annual Meeting of Shareholders
New York, New York

Monday, May 6, 2013
Meeting begins at 10:00 a.m.  •  Doors open at 9:30 a.m.
The Penn Club
30 West 44th Street
New York, New York 10036

Principal executive offices of KCAP Financial, Inc.:
295 Madison Avenue, 6th Floor, New York, New York 10017
(212) 455-8300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of KCAP Financial, Inc.:

Notice is hereby given that the 2013 Annual Meeting of Shareholders of KCAP Financial, Inc. (“we,” “KCAP Financial” or the “Company”) will be held at the Penn Club, 30 West 44th Street, New York, New York 10036 on Monday, May 6, 2013 at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

1.	To elect as directors three director nominees identified in the proxy statement, each for a term of three years;

2.	To approve, in a non-binding vote, the compensation paid to the Company’s named executive officers;

3.	To ratify the selection of Grant Thornton LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2013; and

4.	To transact such other business as may properly come before the meeting.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 6, 2013: The proxy statement and 2012 annual report are available at www.proxyvote.com.

It is expected that the Notice of Annual Meeting, this proxy statement and the form of proxy card will first be mailed to stockholders on or about March 22, 2013. The Company’s 2012 Annual Report on Form 10-K for the year ended December 31, 2012 accompanies this proxy statement. On or about March 22, 2013, the Company will also begin mailing a Notice of Internet Availability of KCAP Financial’s Proxy Materials to shareholders informing them that this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2012, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

 Shareholders of record at the close of business on March 11, 2013 are entitled to notice of and to vote at the 2013 Annual Meeting of Shareholders and any adjournments or postponements thereof.

By order of the Board of Directors,

Edward U. Gilpin
Secretary
March 22, 2013

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YOUR VOTE IS IMPORTANT

We are offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone. Please see the proxy statement and the enclosed proxy for details about electronic voting. You are urged to date, sign and promptly return the enclosed proxy, or to vote electronically through the Internet or by telephone, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. Voting promptly, regardless of the number of shares you hold, will aid the Company in reducing the expense of an additional proxy solicitation. Voting your shares by the enclosed proxy, or electronically, does not affect your right to vote in person in the event you attend the meeting. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of proxy or as prompted if you vote electronically.

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KCAP FINANCIAL, INC.
Notice of 2013 Annual Meeting of Shareholders,
Proxy Statement and Other Information

The Company does not have any defined benefit pension plans.

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KCAP FINANCIAL, INC.
295 Madison Avenue, 6th Floor
New York, New York
(212) 455-8300

PROXY STATEMENT

INTRODUCTION

The enclosed proxy, for use at the 2013 Annual Meeting of Shareholders (the “Meeting”) to be held at the Penn Club, 30 West 44th Street, New York, New York on Monday, May 6, 2013 at 10:00 a.m., local time, and any adjournments or postponements thereof, is being solicited on behalf of the Board of Directors (the “ Board ”) of the Company. As used in this proxy statement, the terms “we,” “us,” “our,” “Company” or “KCAP Financial” refer to KCAP Financial, Inc.

A shareholder may also choose to vote electronically by accessing the Internet site stated on the form of proxy or by using the toll-free telephone number stated on the form of proxy. Without affecting any vote previously taken, the proxy may be revoked by the shareholder by giving notice of revocation to KCAP Financial in writing, by accessing the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or at the meeting. A shareholder may also change his or her vote by executing and returning to the Company a later-dated proxy, by submitting a later-dated electronic vote through the Internet site stated on the form of proxy, by using the toll-free telephone number stated on the form of proxy or by voting at the meeting. All properly executed proxies received by the Board and all properly authenticated electronic votes recorded through the Internet or by telephone will be voted as directed by the shareholder. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the election as directors of the nominees listed below under “Proposal 1: Election of Directors”; “FOR” the proposal to approve, in a non-binding vote, the compensation paid to the Company’s named executive officers; and “FOR” the ratification of the selection of Grant Thornton LLP as the independent registered public accountant of the Company for the current year.

KCAP Financial will bear the expense of the solicitation of proxies for the Meeting. Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and other employees of the Company. The Company will also reimburse its transfer agent, American Stock Transfer & Trust Company, Broadridge Financial Solutions, Inc. and the Company’s banks, brokers, and other custodians, nominees and fiduciaries for their reasonable costs in the preparation and mailing of proxy materials to shareholders.

The Internet and telephone procedures for voting and for revoking or changing a vote are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders that vote through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by the shareholder.

It is expected that the Notice of Annual Meeting, this proxy statement and the form of proxy card will first be mailed to stockholders on or about March 22, 2013. The Company’s 2012 Annual Report on Form 10-K for the year ended December 31, 2012 accompanies this proxy statement. On or about March 22, 2013, the Company will also begin mailing a Notice of Internet Availability of KCAP Financial’s Proxy Materials to shareholders informing them that this proxy statement, the Annual Report on Form 10-K for the year ended December 31, 2012, and voting instructions are available online. As more fully described in that Notice, all shareholders may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials.

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VOTING SECURITIES

Voting Rights

The record date for the determination of shareholders entitled to notice of and to vote at the 2013 Annual Meeting of Shareholders was the close of business on March 11, 2013 (the “Record Date”). On the Record Date, there were 31,936,480 shares of common stock, par value $0.01 per share, the Company’s only voting securities, outstanding and entitled to vote at the Meeting. Each share of the Company’s common stock is entitled to one vote. Under the Company’s bylaws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of common stock represented in person or by proxy, including shares present at the Meeting and voting for certain routine discretionary matters but for which the nominee or broker had received no authority to vote on non-discretionary matters (“broker non-votes”) and shares which abstain or do not otherwise vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present.

Vote Required for Proposal 1: Election of Directors

The affirmative vote of the holders of a plurality of votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. Abstentions and broker non-votes, if any, will not be included in vote totals and will not affect the outcome of the voting on the election of directors. According to applicable broker rules, brokers will not have discretionary authority to vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote.

Thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors’ action regarding whether to accept the resignation offer.

However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Vote Required for Proposal 2: Proposal to Approve, in a Non-Binding Vote, the Compensation Paid to the Company’s Named Executive Officers

The affirmative vote of a majority of the votes cast at the 2013 Annual Meeting, in person or by proxy, is required for the approval of the resolution in this proposal. Pursuant to applicable broker rules, brokers will not have discretionary authority to vote on this proposal and, therefore, will not be included in vote totals and will not affect the outcome of the vote on this proposal. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Vote Required for Proposal 3: Ratification of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the shares of common stock represented at the Meeting in person or by proxy is necessary to ratify the selection of the Company’s independent registered public accountant for the current year. Under applicable law and the Company’s bylaws, abstentions and broker non-votes are counted as present at the Meeting and, accordingly, will have the same effect as a “no” vote. Pursuant to applicable broker rules, brokers will have discretionary authority to vote on this proposal, even absent instructions from the beneficial holders. Unless otherwise indicated, the persons named in the proxy will vote all proxies in favor of this proposal.

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The following table summarizes the voting requirements applicable to the proposals to be voted on at the Meeting:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Election of Directors	Plurality of Votes Cast	No
Proposal 2: Advisory Vote on Executive Compensation	Not Applicable (Advisory Vote Only)	No
Proposal 3: Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Additional Solicitation

If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought to permit the further solicitation of proxies. Abstentions and broker non-votes will not have any effect on the result of the vote for adjournment.

Also, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).

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PROPOSAL 1:

ELECTION OF DIRECTORS

The number of directors constituting our Board is presently set at eight directors. KCAP Financial has a classified Board currently consisting of three directors with terms expiring in 2013 (Class I), three directors with terms expiring in 2014 (Class II) and two directors with terms expiring in 2015 (Class III). At each annual meeting of shareholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. This year, the three Class I director nominees will stand for election to a three-year term expiring at the 2016 Annual Meeting of Shareholders. Mr. Kehler is being proposed for election pursuant to his employment agreement with Trimaran Advisors, L.L.C. (“Trimaran Advisors”), a wholly-owned portfolio of the Company. Mr. Gary Cademartori, who has been a member of the Board since the Company’s initial public offering, has determined to not stand for re-election to the Board at the Meeting. The Board and the Nominating and Corporate Governance Committee have nominated John A. Ward III to fill Mr. Cademartori’s seat on the Board. There are no family relationships among our executive officers and directors. The persons named in the enclosed proxy will vote to elect C. Turney Stevens, John A. Ward III and Dean C. Kehler as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. Management has no reason to believe that any of the above-mentioned persons will not serve his term as a director.

Set forth below are the name, age and principal occupation of each nominee for election as a Class I director and of each continuing member of the Board. Information with respect to their business experience, other publicly-held companies on which they serve as a director and the number of shares of the Company’s common stock beneficially owned by each of them appears later in this proxy statement.

Nominees for Election (Class I Directors)

Name	Age	Position
Independent Directors
C. Turney Stevens	62	Director
John A. Ward, III	67	Director

Non-Independent Director
Dean C. Kehler(1)	56	Director

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ABOVE NOMINEES

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Continuing Directors

The following directors will continue to serve after the Meeting:

Directors with Terms Expiring in 2014 (Class II Directors)

Name	Age	Position
Independent Directors
Albert G. Pastino	71	Director
C. Michael Jacobi	71	Director

Non-Independent Director
Jay R. Bloom(1)	57	Director

(1)	Messrs. Kehler and Bloom are not Independent Directors because they are employees of Trimaran Advisors, a wholly-owned portfolio company of the Company.

Directors with Terms Expiring in 2015 (Class III Directors)

Name	Age	Position
Independent Director
Christopher Lacovara	48	Chairman
Non-Independent Director
Dayl W. Pearson (2)	58	Director; President and Chief Executive Officer

(2)	Mr. Pearson is not an Independent Director because he is an officer of the Company. In this proxy statement, the term “Independent Directors” refers to directors who are not “interested persons” of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

Executive Officers (expected to continue in office through 2013)

Name	Age	Position
Dayl W. Pearson	58	Director; President and Chief Executive Officer
Edward U. Gilpin	51	Chief Financial Officer, Treasurer and Secretary
R. Jon Corless	61	Chief Investment Officer
Daniel P. Gilligan	40	Chief Compliance Officer

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DIRECTOR AND EXECUTIVE OFFICER BACKGROUND INFORMATION

The following is a summary of certain biographical information concerning our directors, director nominees and executive officers:

Independent Directors

Christopher Lacovara

Mr. Lacovara is the Chairman of the Board of KCAP Financial and the Chairman of the Valuation Committee of the Board. Mr. Lacovara joined the Board in December 2006. Mr. Lacovara is a former co-managing partner of Kohlberg & Co., L.L.C. (“Kohlberg & Co.”), a leading middle market private equity firm, which he joined in 1988, and is a member of its Investment Committee. From 1987 to 1988, he was an Associate in the Mergers and Acquisitions Department at Lazard Freres & Company. Prior to that he was a Financial Analyst in the Corporate Finance Department of Goldman, Sachs & Co. Mr. Lacovara received a A.B. from Harvard College, an M.S. from the Columbia University School of Engineering and Applied Sciences, and a J.D. from the Columbia University School of Law. Mr. Lacovara has served on the boards of directors of more than 20 privately-held and publicly-listed companies. As a result of these and other professional experiences, Mr. Lacovara possesses particular knowledge and experience in corporate finance, corporate governance, strategic planning, business evaluation and oversight and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

C. Turney Stevens

Mr. Stevens has served on KCAP Financial’s Board since December 2006, serves on the Valuation Committee and the Compensation Committee and serves as the Chair of the Nominating and Corporate Governance Committee of the Board. Mr. Stevens is the Dean of the College of Business at Lipscomb University and Professor of Management at Lipscomb University. Mr. Stevens retired as Chairman and CEO of Harpeth Companies, LLC, a diversified financial services company that he founded and that is the parent company of Harpeth Capital, LLC and Harpeth Consulting, LLC. Prior to founding Harpeth in 1999, Mr. Stevens was a founder and Chairman of Printing Arts America, Inc. From 1986 to 1994, Mr. Stevens served in various capacities at Rodgers Capital Corporation, a middle market investment banking firm focused on mergers and acquisitions and private institutional equity transactions, including as President. In 1973, Mr. Stevens founded PlusMedia, Inc., a magazine publishing company that he later sold to a public company in 1982. Mr. Stevens began his career at Tennessee Securities, a Nashville investment banking firm, which was one of the region’s leaders in helping to capitalize early-stage and growth-stage companies. Mr. Stevens graduated from David Lipscomb University in 1972 and received an Executive M.B.A. degree from the Owen Graduate School of Management at Vanderbilt University in 1981. He is a 2007 graduate of the Directors’ College at the Anderson School of Management at UCLA and is certified as a public company director by Institutional Shareholder Services. As a result of these and other professional experiences, Mr. Stevens possesses particular knowledge and experience in financial services, business management and investment banking that strengthen the Board’s collective qualifications, skills and experience.

John A. Ward, III

John A. Ward, III will serve on KCAP Financial’s Board subject to and upon approval by the stockholders at the Annual Meeting. Mr. Ward currently serves as a director of US Century Bank, a community bank, Primus Financial Products, LLC, a financial services company and wholly owned subsidiary of Primus Guaranty, Ltd. (NYSE:PRS) and Lambro Industries, Inc., a venting solutions manufacturing company. Mr. Ward served as Innovative Card Technologies, Inc.’s, a developer of secured powered cards for payment and identification, Chairman and Chief Executive Officer from August 2006 to September 2007 and served as a director of Innovative Card Technologies, Inc. from January 2010 to April 2015 and from August 2004 through December 2007. Mr. Ward previously served as the Chairman of the Board and Chief Executive Officer of Doral Financial (NYSE:DRL), a consumer finance and bank holding company, from 2005-2006 and the Chairman of the Board of Directors and Chief Executive Officer of American Express Bank and President of Travelers Cheque Group from 1996-2000. Prior to joining American Express, Mr. Ward had a 27-year career at The Chase Manhattan Bank from 1969 to 1996 where his last position was that of Chief Executive Officer of Chase BankCard Services and an Executive Vice President of the Bank. In addition, he was the President and CEO of Chase Personal Financial Services, a retail mortgage and home equity lender and a Malcolm Baldrige National Quality Award finalist, the Senior Credit Executive for the Individual Bank (small business, middle market, private banking and consumer globally), and the Area Credit Executive for the Europe, Middle East and Africa Areas of the Global Bank. He is currently the President of the Chase Alumni Association. During the past 5 years, Mr. Ward served as a director of Primus Guaranty, Ltd. (NYSE:PRS), and Industrial Enterprises of America (Nasdaq: IEAM). Mr. Ward serves currently on the boards of a diverse group of private and not-for-profit organizations including Primus Financial Products, Big Brothers Big Sisters of NYC, N.Y. Downtown Hospital, and the Union League Club of New York. During his career, John has successfully turned around and grown a diverse group of financial services companies, both domestically and internationally. These businesses include credit cards, retail mortgages and home equity, travelers cheques, private banking, affluent financial services, correspondent banking, third party funds distribution, corporate banking, and trade and export finance. He has developed a professional knowledge and expertise in sales management and risk management in wholesale and retail credit. Mr. Ward majored in Economics & Finance at Boston College (Valedictorian) and in Finance & International Business at the Wharton Graduate School of Business of the University of Pennsylvania(Joseph Wharton Fellow). In addition to Mr. Ward’s extensive experience in the consumer credit market, his former experience with credit and risk management as Senior Credit Policy Officer at Chase Manhattan Bank is relevant to understanding the risks and opportunities that KCAP Financial faces and give him the qualifications and skill to serve as a director.

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Albert G. Pastino

Mr. Pastino has served on KCAP Financial’s Board since December 2006 and is the Chair of the Audit Committee of the Board and also serves on the Compensation Committee of the Board. Mr. Pastino serves as lead independent director of the Board. Mr. Pastino is a Managing Director at Kildare Capital and was formerly the Senior Managing Director at Amper Investment Banking. Kildare Capital focuses on capital formation, mergers and acquisitions and strategic advisory assignments. After leaving an affiliate of Kohlberg & Co. in June 1997, Mr. Pastino worked as an investor, CFO and Chief Operating Officer at a variety of companies and was involved in all aspects of financial and general management, reporting and fundraising for a variety of companies, including Aptegrity, Inc., Bolt, Inc., AmTec, Inc. and Square Earth, Inc. From 1976 to 1986, he was a partner at Deloitte & Touche LLP and was in charge of its Emerging Business Practice. Mr. Pastino is a member of the Small Business Advisory Board of the Financial Accounting Standards Board. Mr. Pastino is a graduate of Saint Joseph’s University and received an Executive M.B.A. degree from Fairleigh Dickinson University. He also attended the Harvard Business School Executive Management Program for Small Business and is a certified public accountant. As a result of these and other professional experiences, Mr. Pastino possesses particular knowledge and experience in corporate finance, strategic planning, and financial analysis that strengthen the Board’s collective qualifications, skills and experience.

C. Michael Jacobi

Mr. Jacobi has served on KCAP Financial’s Board since December 2006 and serves on the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Jacobi is also the owner and President of Stable House, LLC, a company engaged in real estate development. From 2001 to 2005, Mr. Jacobi served as the President, CEO and member of the board of directors of Katy Industries, Inc., a portfolio company of investment funds affiliated with Kohlberg & Co., that is involved in the manufacture and distribution of maintenance products. Mr. Jacobi was the President and CEO of Timex Corporation from 1993 to 1999, and he was a member of the board of directors of Timex Corporation from 1992 to 2000. Prior to 1993, he served Timex Corporation in senior positions in marketing, sales, finance and manufacturing. Mr. Jacobi received a B.S. from the University of Connecticut, and he is a certified public accountant. Mr. Jacobi is currently Chairman of the board of directors of Sturm, Ruger & Co., Inc. and a member of the board of directors of Webster Financial Corporation, Corrections Corporation of America and Bauer Performance Sports, Inc. He serves on the audit committee of Bauer Performance Sports, Inc. and as the audit committee chairman of the board of directors of Corrections Corporation of America. As a result of these and other professional experiences, Mr. Jacobi possesses particular knowledge and experience in corporate finance, accounting, investment management and corporate governance that strengthen the Board’s collective qualifications, skills and experience.

Non-Independent Directors

Dayl W. Pearson, Director, President and CEO

Mr. Pearson has served as KCAP Financial’s President and Chief Executive Officer since December 2006 and has served on KCAP Financial’s Board since June 2008. He has also served as Vice President of Katonah Debt Advisors, L.L.C. (“Katonah Debt Advisors”) since March 2008. Mr. Pearson has more than 33 years of banking and finance experience and has focused primarily on middle market credit intensive transactions, completing over $5 billion of financings over the past 15 years. From 1997 to 2006, he was a Managing Director at CIBC in the Leveraged Finance and Sponsor Coverage Group specializing in middle market debt transactions. Mr. Pearson was responsible for originating and executing more than $3 billion of transactions including senior loans, high-yield securities, mezzanine investments and equity co-investments. Prior to joining CIBC, Mr. Pearson was instrumental in developing the middle market leveraged finance business of IBJ Schroder from 1992 through 1997. In 1995, he became responsible for the entire $500 million leveraged finance portfolio and was involved in approving all new senior and mezzanine commitments. Previously, he was a senior lending officer in First Fidelity Bank’s middle market lending group primarily focused on restructurings, and prior to that Mr. Pearson invested in distressed securities. Mr. Pearson began his career at Chase Manhattan Bank after receiving a B.A. from Claremont Men’s College and an M.B.A. from the University of Chicago. As a result of these and other professional experiences, Mr. Pearson possesses particular knowledge and experience in corporate finance, leverage finance, corporate credit and portfolio management that strengthen the Board’s collective qualifications, skills and experience.

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Dean C. Kehler

Mr. Kehler joined KCAP Financial’s Board in February 2012. Mr. Kehler also serves as a Portfolio Manager of Trimaran Advisors, which was acquired by the Company in February 2012, and serves as investment advisor to several collateralized loan obligation (“CLO”) funds. Mr. Kehler is also a Managing Partner of Trimaran Capital Partners, a manager of private investment funds. Prior to co-founding Trimaran Advisors, Mr. Kehler was a vice chairman of CIBC World Markets Corp. and co-head of the CIBC Argosy Merchant Banking Funds (Fund I). Prior to joining CIBC World Markets Corp. in 1995, Mr. Kehler was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Kehler was a Managing Director at Drexel Burnham Lambert Incorporated and also worked at Lehman Brothers Kuhn Loeb Incorporated. Mr. Kehler currently serves on the Board of Directors of Inviva, Inc. and El Pollo Loco, Inc. Mr. Kehler previously served as a director of Ashley Stewart Holdings, Inc., Continental Airlines, Global Crossing, PrimeCo Wireless Communications, Urban Brands, Inc., Source Holdings, CNC Holding Corporation, Hills Department Stores, Inc., Jefferson National Financial, Charlie Brown Acquisition, Booth Creek Ski Holdings, TLC Beatrice International and Heating Oil Partners. Mr. Kehler also serves as Treasurer, Chair of the Finance Committee and a director of CARE USA, one of the world’s largest private humanitarian organizations, and is the chair of the Board of Overseers of the University of Pennsylvania School of Nursing. Mr. Kehler earned his B.S. from The Wharton School of the University of Pennsylvania. Mr. Kehler possesses particular knowledge and experience in corporate finance, investment management, financial analysis and corporate governance that strengthen the Board’s collective qualifications, skills and experience.

Jay R. Bloom

Mr. Bloom joined KCAP Financial’s Board in February 2012. Mr. Bloom also serves as a Portfolio Manager of Trimaran Advisors, which was acquired by the Company in February 2012, and serves as investment advisor to several CLO funds. Mr. Bloom is also a Managing Partner of Trimaran Capital Partners, a manager of private investment funds. Prior to co-founding Trimaran Advisors, Mr. Bloom was a Vice Chairman of CIBC World Markets Corp. and Co-Head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Bloom was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Bloom was a Managing Director at Drexel Burnham Lambert Incorporated, and prior to that, he worked at Lehman Brothers Kuhn Loeb Incorporated. In addition, Mr. Bloom practiced law with Paul Weiss Rifkind Wharton & Garrison LLP. Mr. Bloom currently serves on the Board of Directors of Brite Media, Educational Services of America, Inc., El Pollo Loco, Inc. and Norcraft Companies, L.P. Mr. Bloom received his B.S. and M.B.A. from Cornell University, graduating summa cum laude, and his J.D. from Columbia University School of Law, where he was a member of the Board of Editors of the Columbia Law Review. Mr. Bloom possesses particular knowledge and experience in business management, investment banking and corporate governance that strengthen the Board’s collective qualifications, skills and experience.

Executive Officers

Edward U. Gilpin, Chief Financial Officer, Secretary and Treasurer

Mr. Gilpin joined KCAP Financial in June 2012 and has over 28 years of experience. Mr. Gilpin has also served as the Secretary of Trimaran Advisors and Chief Financial Officer and Secretary of Katonah Debt Advisors since June 2012. Prior to joining the Company, Mr. Gilpin served as the Chief Financial Officer at Associated Renewable Inc., an end-to-end full service energy consulting and carbon management company, since December 2010. From January 2008 to May 2010, he served as Executive Vice President and Chief Financial Officer of Ram Holdings, Ltd., a provider of financial guaranty reinsurance, and prior to that he was the Executive Vice President, Chief Financial Officer and Director of ACA Capital Holdings, Inc., a holding company that provided financial guaranty insurance and asset management services, from December 2000 to January 2008. Prior to joining ACA Capital, Mr. Gilpin was Vice President in the Financial Institutions Group at Prudential Securities, Inc.'s investment banking division. From 1998 to 2000, Mr. Gilpin served in the capacity of Chief Financial Officer for an ACA Capital affiliated start-up venture, developing the financial plans and spearheading the capital raising process. From 1991 to 1998, Mr. Gilpin was with MBIA, Inc., a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services, where he held various positions in the finance area. His most recent position with MBIA was Director, Chief of Staff for MBIA Insurance Company's President. Mr. Gilpin began his career as an Assistant Vice President in the Mutual Funds Department of BHC Securities, Inc. Mr. Gilpin holds an M.B.A. from Columbia University and a B.S. from St. Lawrence University.

R. Jon Corless, Chief Investment Officer

Mr. Corless joined KCAP Financial in 2006 as part of its middle market team. He also joined Katonah Debt Advisors at such time. Mr. Corless has over 30 years of experience in high-yield and leveraged credits. Prior to joining the Company, Mr. Corless was a Credit Risk Manager for Trimaran Debt Advisors, a CLO manager. Prior to joining Trimaran Debt Advisors, Mr. Corless spent 15 years as a Senior Credit Risk Manager for CIBC with risk management responsibility for media and telecommunications, high-yield, middle market, and mezzanine loan portfolios. Before joining CIBC, Mr. Corless worked at Bank of America NA in Corporate Finance and at Bankers Trust Company. Mr. Corless received a B.A. from Wesleyan University.

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Daniel P. Gilligan, Chief Compliance Officer

Mr. Gilligan has served the Company’s Chief Compliance Officer since 2011. He has also served as the Director of Portfolio Administration for Katonah Debt Advisors since 2005 and Vice President of Trimaran Advisors and Katonah Debt Advisors since August 2012. Mr. Gilligan joined Katonah Capital, L.L.C., a lending platform formed by affiliates of Kohlberg & Co., in 2004. Prior to joining Katonah Capital, Mr. Gilligan was a Relationship Officer in the Corporate Trust department for U.S. Bank (formerly Sate Street Corporate Trust Services) from 1999 to 2004. Prior to joining State Street in 1999, Mr. Gilligan was a Director of Management Services for Sodexho USA from 1994-1999. Mr. Gilligan holds a B.A. from Fairfield University.

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CORPORATE GOVERNANCE PRINCIPLES AND DIRECTOR INFORMATION

KCAP Financial has a strong commitment to good corporate governance practices. These practices provide a framework within which KCAP Financial’s Board and management can pursue the strategic objectives of the Company and ensure its long-term growth for the benefit of shareholders. The Board reviews the Company’s corporate governance principles and practices annually. The Company has adopted corporate governance guidelines that can be found on the Corporate Governance Section of the Company’s website at www.kcapfinancial.com. For a description of the Company’s director resignation policy, see “Voting Securities - Vote Required for Proposal 1: Election of Directors.”

Board Leadership Structure and Board’s Role in Risk Oversight

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of our operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

The chairman of the Board presides at all meetings of the Board. The chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of chairman of the board and chief executive officer are separated. We have no fixed policy with respect to the separation of the offices of the chairman of the board and chief executive officer; however, the Board believes that the separation of the offices of the chairman of the Board and chief executive officer is an integral part of good corporate governance and the succession planning process and that it is in the best interests of the Company to make this determination from time to time. Christopher Lacovara has served as chairman of the Board since our initial public offering and is not considered an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act.

In June 2011, the Board designated Albert Pastino as lead independent director. Mr. Pastino’s duties as lead independent director include serving as chairman of regular Board meetings during absences of the chairman of the Board, establishing an agenda for meetings of the Independent Directors and leading such meetings, and performing such other duties as the Board may establish or delegate.

The Board is actively involved in risk oversight for the Company. Although the Board as a whole has retained oversight over the Company’s risk assessment and risk management efforts, much of the Board’s oversight efforts are conducted through the various Committees of the Board. Each Committee then regularly reports back to the full Board on the conduct of the Committee’s functions. The Board, as well as the individual Board Committees, also regularly hear directly from key officers and employees of the Company involved in risk assessment and risk management.

In particular, the Audit Committee assists the Board in risk oversight for the Company by reviewing and discussing with management and the independent auditors the Company’s significant financial and other exposures, and guidelines and policies relating to enterprise risk assessment and risk management, including the Company’s procedures for monitoring and controlling such risks. In addition to exercising oversight over key financial and business risks, the Audit Committee oversees, on behalf of the Board, financial reporting, tax, and accounting matters, as well as the Company’s internal controls over financial reporting. The Audit Committee also plays a key role in oversight of the Company’s compliance with legal and regulatory requirements.

The full Board regularly reviews the efforts of each of its Committees and discusses, at the level of the full Board, the key strategic, financial, business, legal and other risks facing the Company, as well as the Company’s efforts to manage those risks.

The Board has affirmatively determined that the following directors are Independent Directors:

C. Michael Jacobi

Christopher Lacovara

Albert G. Pastino

C. Turney Stevens

John A. Ward, III (director nominee)

In fiscal year 2012, the Board of the Company met six times. Each director attended at least 75% of the total number of meetings of the Board and committees on which the director served that were held while the director was a member. It is the Company’s policy that Board members are encouraged, but not required, to attend the Company’s annual meetings of shareholders. All of the Board members attended the Company’s 2012 Annual Meeting of Shareholders.

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Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee is currently composed of Messrs. Jacobi, Cademartori and Stevens, who are Independent Directors of the Company. Mr. Stevens serves as Chairman of the Nominating Committee. Mr. Cademartori has determined to not stand for re-election to the Board at the Meeting. The Board and the Nominating and Corporate Governance Committee have nominated Mr. Ward to fill Mr. Cademartori’s seat on the Board. The Board expects to appoint Mr. Ward to the Nominating Committee upon his election to the Board. The Nominating Committee’s responsibilities include (i) recommending director nominees for selection by the Board; (ii) overseeing the governance of the Company; (iii) leading the Board in its annual review of the Board’s performance; (iv) recommending to the Board director nominees for each committee; and (v) recommending for approval by the Board the compensation paid to each Independent Director for serving on the Board.

In executing its power to recommend director nominees for selection by the Board, the Nominating Committee determines the requisite standards or qualifications for Board nominees. In the event that a director position is vacated or created and/or in contemplation of a shareholders’ meeting at which one or more directors are to be elected, the Nominating Committee will identify potential candidates to become members of the Board. In identifying potential candidates, the Nominating Committee may consider candidates recommended by any of the Independent Directors or by any other source the Nominating Committee deems appropriate. The Nominating Committee may, but is not required to, retain a third party search firm at the Company’s expense to identify potential candidates. The Nominating Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Nominating Committee will consider qualified director nominees recommended by shareholders, on the same basis it considers and evaluates candidates recommended by other sources, when such recommendations are submitted in accordance with the Company’s bylaws and other applicable laws, rules or regulations regarding director nominations. When submitting a nomination to the Company for consideration, a shareholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age, and address; class, series and number of shares of stock of the Company beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such shareholder believes the individual is an “interested person” of the Company, as defined in the 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or that is otherwise required. The Company has not received any recommendations from shareholders requesting consideration of a candidate for inclusion among the Nominating Committee’s slate of nominees in this proxy statement.

In considering and evaluating candidates, the Nominating Committee may take into account a wide variety of factors, including (but not limited to):

•	availability and commitment of a candidate to attend meetings and to perform his or her responsibilities on the Board;
•	relevant business and related industry experience;
•	educational background;
•	financial expertise;
•	experience with corporate governance matters;
•	an assessment of the candidate’s ability, judgment and expertise;
•	overall diversity of the composition of the Board;
•	the percentage of the Board represented by Independent Directors and whether a candidate would qualify as an Independent Director; and
•	such other factors as the Nominating Committee deems appropriate.

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, if the Nominating Committee or the Board decide not to nominate a member for re-election or if the Nominating Committee recommends to expand the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria set forth above. Current Independent Directors and members of the Board provide suggestions as to individuals meeting the criteria considered by the Nominating Committee. Consultants may also be engaged to assist in identifying qualified individuals. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints and a diverse mix of the specific factors listed above.

In fiscal year 2012, the Nominating Committee held five meetings.

Valuation Committee

The Board has established a Valuation Committee. The Valuation Committee is composed of Messrs. Lacovara, Stevens and Kehler. Mr. Lacovara serves as Chairman of the Valuation Committee. The Valuation Committee is responsible for reviewing and recommending to the full Board the fair value of debt and equity securities. The Valuation Committee may utilize the services of an independent valuation firm in arriving at fair value of these securities. The Board is ultimately and solely responsible for determining the fair value of portfolio investments. The Valuation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

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In fiscal year 2012, the Valuation Committee held four meetings.

Compensation Committee

The Board has established a Compensation Committee. The Compensation Committee is currently composed of Messrs. Cademartori, Pastino and Stevens. As determined by the Board, each of the members of the Compensation Committee is an Independent Director. Mr. Cademartori, who currently serves as the Chairman of the Compensation Committee, has determined to not stand for re-election to the Board at the Meeting. The Board and the Nominating and Corporate Governance Committee have nominated Mr. Ward to fill Mr. Cademartori’s seat on the Board. After the Meeting, the Board expects to appoint Mr. Ward to the Compensation Committee upon his election to the Board and select a new chairman of the Compensation Committee. The Compensation Committee determines compensation for KCAP Financial’s executive officers, in addition to administering the Company’s equity compensation plans. The Compensation Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Compensation Committee’s functions include examining the levels and methods of compensation employed by the Company with respect to the Chief Executive Officer and non-CEO officers, making recommendations to the Board with respect to non-CEO officer compensation, reviewing and approving the compensation package of the Chief Executive Officer, making recommendations to the Board with respect to incentive compensation plans and equity-based plans, reviewing management succession plans, making administrative and compensation decisions under equity compensation plans approved by the Board and making recommendations to the Board with respect to grants thereunder, administering cash bonuses, and implementing and administering the foregoing. In accordance with its Charter, the Compensation Committee may delegate its authority to a subcommittee.

In fiscal year 2012, the Compensation Committee held five meetings.

Audit Committee

The Board has established an Audit Committee. The Audit Committee is composed of Messrs. Pastino Cademartori and Jacobi. Mr. Pastino serves as Chairman of the Audit Committee. Mr. Cademartori has determined to not stand for re-election to the Board at the Meeting. The Board and the Nominating and Corporate Governance Committee have nominated Mr. Ward to fill Mr. Cademartori’s seat on the Board. The Board expects to appoint Mr. Ward to the Audit Committee upon his election to the Board. The Audit Committee’s functions include providing assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accountant, the Company’s system of internal controls, the Company’s code of ethics, retaining and, if appropriate, terminating the independent registered public accountant and approving audit and non-audit services to be performed by the independent registered public accountant. The Audit Committee Charter, as approved by the Board, can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

The Board has determined that all the members of the Audit Committee — Messrs. Pastino, Jacobi and Cademartori — and director nominee — Mr. Ward:

•	are independent, as independence for audit committee members is defined in Section 10A(m)(3) and Section 10C(a) of the Exchange Act and the SEC rules promulgated thereunder and Rule 5605(a)(2) and Rule 5605(b) of The Nasdaq Global Select Market listing standards;
•	meet the requirements of Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “ Securities Act ”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are audit committee financial experts; and
•	possess the requisite financial sophistication required under The Nasdaq Global Select Market listing standards.

The Audit Committee has adopted a policy under which, to the extent required by law, all auditing services and all permitted non-audit services to be rendered by the Company’s independent registered public accountant are pre-approved.

In fiscal year 2012, the Audit Committee held eight meetings.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board operates under a written charter adopted by the Board effective as of December 11, 2006. The charter can be found in the Corporate Governance section of the Company’s website at www.kcapfinancial.com. The Audit Committee is currently composed of Messrs. Pastino, Jacobi and Cademartori.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accountant is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States, as well as an independent audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Grant Thornton LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent registered public accountant in order to assure that the provision of such service does not impair the accountant’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and the standards of the Public Company Accounting Oversight Board. The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the firm its independence. The Audit Committee has also considered the compatibility of non-audit services with the firm’s independence.

During 2012, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Accounting Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, Company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC. The Audit Committee also recommended the selection of Grant Thornton LLP to serve as the independent registered public accounting firm for the year ending December 31, 2013.

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Respectfully Submitted,
The Audit Committee
Albert G. Pastino (Chair)
C. Michael Jacobi
Gary Cademartori

Code of Ethics

The Company has adopted a code of ethics that applies to its directors and officers. The code of ethics can be found on the Corporate Governance section of the Company’s website at www.kcapfinancial.com. The Company will report any amendments to or waivers of a required provision of the code of ethics on its website.

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EXECUTIVE COMPENSATION

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Respectfully submitted,
Compensation Committee
Gary Cademartori (Chair)
Albert G. Pastino
C. Turney Stevens

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides you with a detailed description of the Company’s executive compensation philosophy and programs, the compensation decisions that have been made under those programs, and the factors that have been considered in making those decisions. The Compensation Discussion and Analysis focuses on the compensation of the Company’s named executive officers for 2012 (referred to as “named executive officers” in this proxy statement), who were:

•	Dayl W. Pearson, President and Chief Executive Officer;
•	Edward U. Gilpin, Chief Financial Officer, Treasurer and Secretary;
•	R. Jon Corless, Chief Investment Officer;
•	Daniel P. Gilligan, Chief Compliance Officer, Director of Portfolio Administration;
•	Michael I. Wirth (the Company’s former Chief Financial Officer, Treasurer and Secretary); and
•	E.A. Kratzman (the Company’s former Vice President).

As described in greater detail below, the primary objectives of the Company’s executive compensation are to attract, retain and motivate the best possible executive talent. The table below highlights our current executive compensation practices and compensation components.

Term	Definition	Comments
Base Salary	Annualized Base Salary	Rewards individual performance and may vary with Company performance; generally represents approximately 40% to 60% of total compensation for the named executive officer.
Annual Bonus	Cash reward paid to executives on an annual basis; currently based on meeting both Company and individual annual financial targets	Rewards achievement of Company and individual annual financial targets that are designed to drive the overall Company business and shareholder value; generally represents approximately 40% to 60% of total compensation of the named executive officer.
Long-Term Incentives	Long-term incentives that may provide value over multi-year period consisting of initial and annual awards; currently 100% restricted common stock	Rewards for Company’s stock price appreciation and acts as driver for longer term value. Restricted stock awards are currently viewed as the best fit for the Company.
Other Benefits	Health, life and disability insurance, 401(k) plan and other benefits	Broad-based benefits and perquisites necessary to be competitive in the marketplace.
Termination-Based Compensation	Compensation in case of involuntary termination without cause or by the named executive officer for good reason	An integral part of the Company’s employee retention program; tied to non-competition and non-solicitation obligations on the part of the named executive officers.

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Overview of Executive Compensation Principles

Unless otherwise indicated, the discussion and analysis below relates to compensation of executive officers of the Company.

Executive compensation in 2012 reflected both the financial market conditions as well as the Company’s solid operating performance. In determining bonus awards for 2012 and salary increases for 2013, the Compensation Committee considered the following factors:

•	Selection and maintenance of strong credit characteristics for the investment portfolio — limited defaulted assets in the investment portfolio and limited realized losses relative to the overall market for such investments;
•	Payment of a dividend substantially out of current net investment income (as may be adjusted for non-recurring items), consistent with the Company’s goal not to rely on capital gains;
•	Increase in the dividend rate during 2012, reflecting current market conditions and operating performance; and
•	Comparison to compensation levels at other similar companies operating in the financial industry.

In addition, at the Company’s 2012 Annual Meeting of the Shareholders, the Company held a non-binding stockholder vote to approve the compensation paid to its named executive officers in 2011, commonly referred to as a “say-on-pay” vote. The Company’s stockholders approved such compensation by a non-binding, advisory vote with approximately 92% of the votes submitted on the proposal voting in favor of the resolution. The Board considered the results of this vote and views this vote as confirmation that the Company’s stockholders support the Company’s executive compensation policies and decisions.

The Compensation Committee awarded 2012 performance bonuses to all of the named executive officers above or equal to their existing minimum target bonus amounts and also determined that these individuals would receive merit increases in their base salaries in 2013.

Primary Objectives

The primary objectives of the Compensation Committee of the Board with respect to executive compensation are to attract, retain and motivate the best possible executive talent. The focus is to tied short- and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee maintains compensation plans that tie a substantial portion of executives’ overall compensation to the Company’s operational performance. The structure of the executives’ base and incentive compensation is designed to encourage and reward the following:

•	sourcing and pursuing attractively priced investment opportunities;
•	participating in comprehensive due diligence with respect to the Company’s investments;
•	ensuring the most effective allocation of capital; and
•	working efficiently and developing relationships with other professionals.

Benchmarking of Compensation

Management develops the Company’s compensation plans by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the middle market lending industry and in particular other publicly-traded, internally managed business development companies (“BDCs”). The Company believes that the practices of this group of companies provide the Company with appropriate compensation benchmarks because these companies have similar organizational structures and tend to compete with the Company for executives and other employees. For benchmarking executive compensation, the Company typically reviews the compensation data the Company has collected from the complete group of companies, as well as a subset of the data from those companies that have a similar number of employees and a similar investment portfolio as the Company.

Pay-for-Performance Philosophy

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to bring base salaries and total executive compensation in line with approximately the fiftieth percentile of the companies with a similar number of employees represented in the compensation data the Company reviews. The Company works within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

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•	the individual’s particular background and circumstances, including training and prior relevant work experience;
•	the individual’s role with the Company and the compensation paid to similar persons in the companies represented in the compensation data that the Company reviews;
•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;
•	performance goals and other expectations for the position;
•	comparison to other executives within the Company having similar levels of expertise and experience; and
•	uniqueness of industry skills.

Setting and Assessment of Performance Goals; Role of Chief Executive Officer

The Compensation Committee has also implemented an annual performance management program, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the Company as a whole and for each individual employee. Annual corporate goals are proposed by management and approved by the Board at the end of each calendar year for the following year. These corporate goals target the achievement of specific strategic, operational and financial milestones. Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer’s goals are approved by the Compensation Committee. Annual salary increases, annual bonuses and annual restricted stock awards granted to the Company’s employees are tied to the achievement of these corporate and individual performance goals.

The performance goals for the Company’s Chief Executive Officer and other executive management are considered in the context of the performance of the broader financial industry and are as follows:

•	achievement of the Company’s dividend objectives (emphasizing both growth and stability);
•	growth of the Company’s investment portfolio;
•	maintenance of the credit quality and financial performance of the Company’s investment portfolio;
•	development of the Company’s human resources; and
•	development of the Company’s financial and information systems.

The Company believes that the current performance goals are realistic “stretch” goals that should be reasonably attainable by management.

During the fourth calendar quarter, the Company evaluates individual and corporate performance against the written goals for the recently completed year. Consistent with the Company’s compensation philosophy, each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others within the Company. This process leads to a recommendation for annual employee salary increases, annual stock-based compensation awards and bonuses, if any, which is then reviewed and approved by the Compensation Committee. The Company’s executive officers, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the Compensation Committee for salary increases, bonuses and stock-based compensation awards. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards. For all employees, including the Company’s executive officers, annual base salary increases, annual stock-based compensation awards and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year. However, due to the uncertainty of federal income tax changes expected to be effective on January 1, 2013, the Compensation Committee advanced the implementation of certain of these decisions during the fourth quarter of 2012.

Our Compensation Policies and Practices as They Relate to Risk Management

In accordance with the applicable disclosure requirements, to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, the Company is required to discuss those policies and practices for compensating the employees of the Company (including employees that are not named executive officers) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking.

The Compensation Committee has evaluated the policies and practices of compensating the Company’s employees in light of the relevant factors, including the following:

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•	the financial performance targets of the Company’s annual cash incentive program are the budgeted objectives that are reviewed and approved by the Board and/or the Compensation Committee;
•	bonus payouts are not based solely on corporate performance, but also require achievement of individual performance objectives;
•	bonus awards generally are not contractual entitlements, but are reviewed by the Compensation Committee and/or the Board and can be modified at their discretion;
•	the financial opportunity in the Company’s long-term incentive program is best realized through long-term appreciation of the Company’s stock price, which mitigates excessive short-term risk-taking; and
•	the allocation of compensation between cash and equity awards and the focus on stock-based compensation, primarily restricted stock awards generally vesting over a period of years, thereby mitigating against short-term risk taking.

Based on such evaluation, the Compensation Committee has determined that the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Components

The Company’s compensation package consists of the following components, each of which the Company deems instrumental in motivating and retaining its executives:

Base Salary

Base salaries for the Company’s executives are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data the Company reviews for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, the Company believes that executive base salaries should generally target the fiftieth percentile of the range of salaries for executives in similar positions and with similar responsibilities in companies of similar size to the Company. An executive’s base salary is also evaluated together with other components of the executive’s compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy.

Base salaries are reviewed annually as part of the Company’s performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. The Company also realigns base salaries with market levels for the same positions in companies of similar size to the Company represented in the compensation data the Company reviews if necessary and if the Company identifies significant market changes in the Company’s data analysis. Additionally, the Company adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

The Company’s compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain senior, non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals. The terms of any bonus compensation that each of Messrs. Pearson, Corless, Wirth (the Company’s former Chief Financial Officer, Treasurer and Secretary), Gilpin, Gilligan and Kratzman (the Company’s former Vice President) are or were annually entitled to are set forth in each of their respective employment agreements descriptions of which are set forth below. See “Executive Compensation – Employment Agreements”.

The amounts of the annual cash bonuses paid to the Company’s named executive officers are determined by the Compensation Committee of the Board. In each case, the annual bonus award is based on the individual performance of each of these individuals and on the performance of the Company against goals established annually by the Board, after consultation with the individual. All bonuses are subject to an annual increase, solely at the discretion of the Board, and in its discretion, the Compensation Committee may award bonus payments to the Company’s executives above or below the amounts specified in their respective employment agreements.

The annual bonus awards paid to the named executive officers with respect to 2012 (shown in the “Non-Equity Incentive Plan” column of the Summary Compensation Table below) were above or equal their existing minimum target bonus amounts.

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Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that encourages long-term participation by the Company’s executive officers in equity-based awards. The Amended and Restated 2006 Equity Incentive Plan currently allows the grant to executive officers of stock options, restricted stock or other stock-based awards. The Company typically makes an initial equity award to certain new senior level employees and annual grants as part of the Company’s overall compensation program. All grants of awards pursuant to the Amended and Restated 2006 Equity Incentive Plan are approved by the Board. Although the Company has the ability to make grants of restricted stock and options under the Amended and Restated 2006 Equity Incentive Plan, the Board currently believes that restricted stock awards are a more appropriate form of equity incentive compensation for the Company given its emphasis on growing dividend payments to its stockholders. The Amended and Restated 2006 Equity Incentive Plan is designed to allow, but not require, the grant of awards that qualify under an exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, for “performance-based compensation.”

Initial stock-based awards.   Executives who join the Company are awarded initial grants of options or restricted stock. Options awarded as part of these grants have an exercise price equal to the fair market value of common stock on the grant date. The vesting schedule and other terms of these awards are determined by the Board. The amount of the initial award is determined based on the executive’s position with the Company and an analysis of the competitive practices of companies similar in size to the Company represented in the compensation data that the Company reviews. The initial awards are intended to provide the executive with an incentive to build value in the organization over an extended period of time. The amount of the initial award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with the Company’s overall compensation philosophy. The grant date for awards for existing employees is the later of the date that the Board approved the grant or the date that the Company and the employee have reached a mutual understanding as to the amount and terms of such grant. For prospective employees, the grant date is the date upon which the Company and the employee have reached an agreement regarding the terms of employment and the terms of the award granted by the Board, and the employment has commenced (thus such date is typically the first day of employment). All of the grant dates are approved by the Board or the Compensation Committee.

Annual stock-based awards.   The Company’s practice is to make annual stock based awards as part of the Company’s overall performance management program. However, in 2012, awards of shares of the Company’s restricted common stock were only made to one named executive officer, Mr. Gilpin, which were made in connection with his appointment as the Company’s new Chief Financial Officer. The Compensation Committee believes that stock-based awards provide management with a strong link to long-term corporate performance and the creation of stockholder value. The Company intends that the annual aggregate value of these awards be set near competitive median levels for companies represented in the compensation data the Company reviews. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to the Company’s overall philosophy and objectives. A pool of stock-based awards is reserved for executives and other officers based on setting a target grant level for each employee category, with the higher ranked employees being eligible for a higher target grant. The Compensation Committee meets in the fourth quarter of each year to evaluate, review and recommend for the Board’s approval the annual stock-based award design, level of award and prospective grant date of such award for each named executive officer and the Chief Executive Officer. For promotions or new hires, the Compensation Committee approves the award in advance of the grant date, and the stock-based grant is awarded on the determined date at the Company’s closing market price per share. The Company uses a Binary Option Pricing Model (American, call option) to establish the expected value of all stock option grants.

Other Compensation

The Company maintains broad-based benefits and perquisites that are provided to all employees, including health, life and disability insurance and a 401(k) plan. The Company participates in a defined contribution plan for their executive officers and employees. In particular circumstances, the Company also utilizes cash signing bonuses when certain executives and senior non-executives join the Company. Such cash signing bonuses typically either vest during a period of less than a year or are repayable in full to the Company if the employee recipient voluntarily terminates employment with the Company prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof are determined on a case-by-case basis under the specific hiring circumstances. For example, the Company will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create an additional incentive for an executive to join the Company in a position where there is high market demand.

19

Termination-Based Compensation

Severance.   The terms of any severance based compensation that each of Messrs. Pearson, Corless, Gilpin and Gilligan are entitled to are set forth in each of their respective employment agreements, descriptions of which are set forth below. See “Executive Compensation — Employment Agreements.” For a discussion of severance payments for Mr. Wirth, our former Chief Financial Officer, Treasurer and Secretary, and Mr. Kratzman, a former Vice President of the Company, see “Termination of Employment Provisions in Employment Agreements” below.

Acceleration of vesting of equity-based awards.   In general, all unvested options and unvested shares of restricted common stock held by an employee are forfeited immediately upon that employee’s termination, whether or not for cause. Under the Amended and Restated 2006 Equity Incentive Plan, however, the Board may, if it so chooses, provide in the case of any award for post-termination exercise provisions, including a provision that accelerates all or a portion of any award, but in no event may any award be exercised after its expiration date.

Conclusion

The compensation policies of the Company are designed to motivate and retain its senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

20

Summary Compensation Table

The following table shows the compensation paid or accrued during the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 to or with respect to the Company’s named executive officers.

								Non-Equity
						Stock	Option	Incentive Plan		All Other
Name and		Salary		Bonus		Awards	Awards	Compensation		Compensation		Total
Principal Position	Year	($)		($)		($)(1)	($)	($) (2)		($)		($)
Dayl W. Pearson	2012	400,000	(3)	—		—	—	1,000,000		51,130	(5)	1,451,130
President and Chief	2011	400,000	(4)			—	—	400,000	(4)	72,712		872,712	(4)
Executive Officer	2010	400,000	(4)	250,000	(5)	—	—	500,000	(4)	62,439		1,212,439	(4)
Edward U. Gilpin(6)	2012	350,000	(4)	—		150,000	—	400,000		58,720	(6)	958,720
Chief Financial Officer,
Treasurer and Secretary
Michael I. Wirth(12)	2012	325,000		—						206,267	(5)	531,267
former Chief Financial Officer,	2011	325,000	(4)	—		—	—	200,000	(4)	56,399		581,399	(4)
Treasurer and Secretary	2010	325,000	(4)	200,000	(5)	—	—	400,000	(4)	38,436		963,436	(4)
E.A. Kratzman(10)	2012	266,667	(9)	—		—				1,156,612	(5)	1,423,279	(9)
former Vice President;	2011	400,000	(9)	—		500,000	—	650,000	(9)	189,528		1,739,528	(9)
President of Katonah	2010	400,000	(9)	—		500,000	—	1,100,000	(9)	122,890		2,122,890	(9)
Debt Advisors
R. Jon Corless	2012	265,000	(8)	—		—	—	275,000	(4)	37,246	(5)	577,246	(4)
Chief Investment	2011	250,000	(5)	—		—	—	200,000	(4)	40,049		490,049	(4)
Officer	2010	250,000	(5)	100,000	(5)	—	—	200,000	(4)	17,781		567,781	(4)
Daniel P. Gilligan(11)	2012	175,000	(4)(8)(9)	—		—	—	150,000		35,926	(5)	360,926	(9)
Chief Compliance Officer;	2011	160,000	(9)	—		—	—	125,000		33,651		318,651	(9)
Director of Portfolio Administration	2010	150,000	(9)	—		—	—	125,000		7,997		282,997	(9)

(1)	Represents the grant date fair market value of restricted stock grants in accordance with Financial Accounting Standards Board Accounting Standards Codification — Compensation — Stock Compensation (Topic 718) (January 2010) (“ASC 718”). Grant date fair value is based on the closing price of the Company’s common stock on the date of grant.
(2)	Annual performance-based cash bonus. As described in “— Compensation Discussion and Analysis — Compensation Components — Annual Bonus” above, the annual bonuses of the named executive officers are derived based on the performance of the Company and the individual executive relative to pre-established objectives for the year. The threshold, target and/or maximum amounts for the year 2012 bonus opportunity of each named executive officer are reported in the Grants of Plan-Based Awards in Year 2012 table below.
(3)	Mr. Pearson’s base salary was raised from $400,000 to $500,000 effective January 1, 2013.
(4)	With respect to these periods, Messrs. Pearson, Wirth Corless, Gilpin and Gilligan had their compensation allocated between KCAP Financial and Katonah Debt Advisors.
(5)	See the 2012 All Other Compensation Table below for a breakdown of these amounts, which consist of:
•	cash dividends on restricted stock granted;
•	amounts received pursuant to the Katonah Debt Advisors Employee Savings and Profit Sharing Plan (the “Savings Plan”);
•	contributions received pursuant to a 401(k) plan;
•	life insurance premiums; and
•	disability insurance premiums.

The Savings Plan is a 401(k) plan, and the Company matches an individual’s contribution up to a pre-set amount according to a specific formula.

21

2012 All Other Compensation Table

Name	Dividends on Restricted Stock ($)	Savings Plan ($)	401(k) Plan ($)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)	Severance Payments ($)(13)	Total ($)
Dayl W. Pearson	11,404	27,974	5,000	84	6,668	-	51,130
Edward U. Gilpin(6)	18,124	27,974	5,000	84	7,538	-	58,720
Michael I. Wirth(12)	5,012	—	4,900	42	8,813	187,500	206,267
E.A. Kratzman(10)	177,659	—	4,900	56	2,003	971,994	1,156,612
R. Jon Corless	—	27,974	5,000	84	4,188	-	37,246
Daniel P. Gilligan(11)	—	27,974	5,000	84	2,868	-	35,926

(6)	Mr. Gilpin was named the Company’s Chief Financial Officer, Treasurer and Secretary effective June 1, 2012.
(7)	Mr. Corless’s base salary was raised from $265,000 to $275,000 effective January 1, 2013.
(8)	Mr. Gilligan’s base salary was raised from $175,000 to $200,000 effective January 1, 2013.
(9)	Messrs. Kratzman and Gilligan receive or received their salaries from Katonah Debt Advisors.
(10)

Mr. Kratzman was a named executive officer during fiscal year 2011. The Company and Mr. Kratzman agreed that he would no longer serve as Vice President of the Company effective April 17, 2012. Katonah Debt Advisors and Mr. Kratzman mutually agreed that Mr. Kratzman would separate from service with Katonah Debt Advisors effective August 28, 2012.

(11)	Mr. Gilligan became a named executive officer during fiscal year 2010.
(12)	The Company and Mr. Wirth mutually agreed that Mr. Wirth would separate from service with the Company on July 1, 2012.
(13)

Represents severance benefits paid during fiscal year 2012 and severance benefits that accrued during fiscal year 2012 but were or will be paid in fiscal year 2013 and 2014. See “Executive Compensation – Potential Payments Upon Termination or Change of Control.”

22

Grants of Plan-Based Awards in Fiscal Year 2012

The following table shows information regarding grants of plan-based cash and equity awards during the fiscal year ended December 31, 2012 received by the named executive officers.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#)		Grant Date Fair Value of Stock ($)
Name		Threshold ($)	Target (2) ($)	Maximum ($)
Dayl W. Pearson	—		500,000		—		—
Edward U. Gilpin(5)	06/15/2012		400,000		23,847	(3)	150,000	(4)
Michael I. Wirth(6)	—	375,000	400,000		—		—
E.A. Kratzman(7)	—		1,175,000		—		—
R. Jon Corless	—		225,000		—		—
Daniel P. Gilligan	—		125,000		—		—

(1)	The actual bonus awards earned with respect to 2012 and paid out in the fourth quarter of 2012 are reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above. Annual performance-based bonus to Mr. Corless is allocated between KCAP Financial and Katonah Debt Advisors. Messrs. Kratzman and Gilligan receive or received their annual performance-based bonus from Katonah Debt Advisors.
(2)	Bonus awards in any year (which could potentially be greater or lesser than the target depending on the terms of each named executive officer’s employment agreement with the Company) are determined by the Compensation Committee of the Board and are based on performance of the individual and that of the Company against goals established annually by the Board.
(3)	Awards of restricted stock granted under the Amended and Restated 2006 Equity Incentive Plan. In accordance with the terms of his employment agreement with the Company, the shares of restricted stock granted to Mr. Gilpin will vest in two equal installments on the third and fourth anniversaries of June 15, 2012.
(4)	Represents the grant date fair value of the shares of restricted stock in accordance with ASC 718. Grant date fair value of the shares of restricted stock is based on the closing price of the Company’s common stock on the date of grant.
(5)	Mr. Gilpin was named the Company’s Chief Financial Officer, Treasurer and Secretary effective June 1, 2012.
(6)	The Company and Mr. Wirth mutually agreed that Mr. Wirth would separate from service with the Company on July 1, 2012.
(7)

The Company and Mr. Kratzman agreed that he would no longer serve as Vice President of the Company effective April 17, 2012. Katonah Debt Advisors and Mr. Kratzman mutually agreed that Mr. Kratzman would separate from service with Katonah Debt Advisors effective August 28, 2012.

23

Employment Agreements

The Company and/or Katonah Debt Advisors entered into employment agreements with Messrs. Pearson, Wirth (our former Chief Financial Officer, Secretary and Treasurer), Gilpin, Corless, Kratzman (our former Vice President) and Gilligan. Each of Messrs. Pearson, Wirth (our former Chief Financial Officer, Secretary and Treasurer), Gilpin and Corless received or receive his salary, bonus, stock awards and benefits pursuant to their employment agreements with the Company. Messrs. Kratzman (our former Vice President) and Gilligan received or receive their salary, bonus and benefits pursuant to employment agreements with Katonah Debt Advisors. Effective December 31, 2011, the employment agreement between the Company and Mr. Kratzman was terminated.

The Company and Mr. Wirth mutually agreed that Mr. Wirth would separate service with the Company on July 1, 2012. Pursuant to Mr. Wirth’s employment agreement with the Company, he continued to receive his salary, and the Company continued to contribute to the premium cost of his health insurance, until December 31, 2012. In addition, Mr. Wirth received a pro rated bonus of $187,500 for 2012, which was paid to him on January 31, 2013. Finally, Mr. Wirth’s remaining unvested restricted stock vested in accordance with its terms on July 1, 2012. For a discussion of payments made to Messrs. Wirth and Kratzman pursuant to their employment agreements upon their separation from the Company and/or Katonah Debt Advisors, See “Potential Payment Upon Termination or Change of Control.”

The Company and Mr. Kratzman agreed that he would no longer serve as Vice President of the Company effective April 17, 2012. Katonah Debt Advisors and Mr. Kratzman mutually agreed that Mr. Kratzman would separate from service with Katonah Debt Advisors effective August 28, 2012. Pursuant to Mr. Kratzman’s employment agreement with Katonah Debt Advisors, he continued to receive his salary, and Katonah Debt Advisors continued to contribute to the premium cost of his health insurance, until February 28, 2013. Mr. Kratzman was paid an additional amount of $20,000 in October 2012 in connection with his termination of employment. In addition, Mr. Kratzman received a pro rated bonus of $433,333 for his services through August 28, 2012, a pro rated bonus for 2013 of $195,833 for the period from August 29, 2012 through December 31, 2012, a pro rated bonus of $97,917 for the period from January 1, 2013 through February 28, 2013, and a pro rated salary of $200,000 for the six month period following his discontinued service, each of which was paid to him on March 4, 2013. Mr. Kratzman also received COBRA reimbursements in the amount of $24,911, which was paid to him on March 4, 2013. Finally, Mr. Kratzman forfeited his remaining unvested restricted stock upon his termination of employment.

Employment Agreements with Dayl W. Pearson, Edward U. Gilpin and R. Jon Corless

On June 1, 2012, Mr. Gilpin entered into an employment agreement with the Company providing for an initial term ending on December 31, 2013, subject to automatic one-year renewals thereafter (unless either party provides prior written notice not later than 30 days prior to the expiration of the term of his or its decision not to extend the term of employment). Under the employment agreement, Mr. Gilpin is entitled to receive an annual base salary of $350,000 (subject to increase from time to time in the discretion of the Board of Directors) and an annual cash bonus of not less than $400,000 for 2012 to be paid on or before January 31, 2013. Subsequently, Mr. Gilpin will be eligible to earn annual performance-based cash bonuses with a targeted amount of $400,000 to be paid on or before January 31 of the succeeding calendar year based on his performance and that of the Company against goals established annually by the Board. In addition, Mr. Gilpin will be entitled to receive a one-time grant of restricted shares of the Company’s stock having a value of $150,000 on the date of grant pursuant to the Company’s 2006 Amendment and Restated Equity Incentive Plan, and will be eligible to participate in all employee benefit plans of the Company available to employees. The employment agreement also provides that if Mr. Gilpin’s employment is terminated by the Company without cause or by him for good reason (each as defined in Mr. Gilpin’s employment agreement) or as a result of death or disability, he (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, twelve months after such termination); provided that the Company may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as the Company releases Mr. Gilpin from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; (iv) any unpaid guaranteed bonus; (v) any bonus compensation to which he is entitled in respect of the year of termination, prorated to the date of termination; and (vi) in the case of a termination by the Company without cause or by Mr. Gilpin for good reason, continued annual bonuses at 50% of the target amount during the period of base salary continuation, pro rated with respect to partial years, all on the condition that he sign a release of claims and subject to his compliance with his non-compete, non-solicitation, and confidentiality obligations. In addition, following a change in control, Mr. Gilpin will be entitled to the benefits described above if he terminates for any reason in the 90 days after the change in control, and the Company’s ability to elect to cease the continuation of base salary and contributions to health insurance premiums applies after twelve months rather than six months. A change in control is defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent Board of Directors (or successors designated thereby) to constitute a majority of the Company’s Board of Directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets.

As amended on June 27, 2012, each of the employment agreements of Messrs. Pearson and Corless with the Company provides for an initial term ending on December 31, 2013 (subject to automatic one-year renewals thereafter as provided in their previous agreements) unless either party provides prior written notice (not later than 30 days prior to the expiration of the term) of his or its decision not to extend the term of the employment agreement. Under their respective employment agreements, Messrs. Pearson and Corless are entitled to receive an annual base salary of $400,000 and $265,000, respectively, and are eligible to earn annual discretionary performance-based cash bonuses with targeted amounts of $500,000 and $225,000, respectively, to be paid, in each case, on or about January 31 of the succeeding calendar year. As amended, the employment agreements provide that if the executive’s employment is terminated by the Company without cause or by the executive for good reason (each as defined in the applicable employment agreement) or as a result of death or disability, the executive (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement (or, if greater, six months after such termination); provided, that if the remaining term of the agreement exceeds six months, the Company may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as the Company releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition to the benefits described above, the executive will be entitled to a further six months of base salary and contributions toward health insurance premiums ( i.e. , for a total of one year) if he is terminated by the Company within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of the Company’s common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

24

Employment Agreement with Daniel P. Gilligan

As amended on June 27, 2012, Mr. Gilligan’s employment agreement with Katonah Debt Advisors provides for an initial term ending on December 31, 2013 (subject to automatic one-year renewals thereafter as provided in their previous agreements) unless either party provides prior written notice (not later than 30 days prior to the expiration of the term) of his or its decision not to extend the term of the employment agreement. Under the employment agreement, Mr. Gilligan is entitled to receive an annual base salary of $175,000 and is eligible to earn an annual discretionary bonus, which shall be targeted at $125,000, to be paid, in each case, on or about January 31 of the succeeding calendar year. The employment agreement provides that if the executive’s employment is terminated by Katonah Debt Advisors without cause or by the executive for good reason (each as defined in the applicable employment agreement) or as a result of death or disability, the executive (or his designated beneficiary or estate) will be entitled to receive (i) his base salary and contributions toward health insurance premiums for the remaining term of the agreement; provided, that if the remaining term of the agreement exceeds six months, Katonah Debt Advisors may elect to cease continuation of base salary and contributions toward health insurance premiums at any point following the six-month anniversary of such termination so long as Katonah Debt Advisors releases the executive from his remaining non-competition and non-solicitation obligations as of such date; (ii) any base salary earned but not paid through the date of termination; (iii) vacation time accrued but not used to that date; and (iv) any bonus compensation to which the executive is entitled in respect of the year of termination, prorated to the date of termination, all on the condition that the executive sign a release of claims. In addition to the benefits described above, the executive will be entitled to a further six months of base salary and contributions toward health insurance premiums (i.e., for a total of one year) if he is terminated by Katonah Debt Advisors within 90 days following a change in control involving the Company (defined to include the acquisition by any person (or group) of the beneficial ownership of 33% or more of the then outstanding shares of common stock or the voting power of the Company’s then outstanding voting securities; the failure of the incumbent board of directors (or successors designated thereby) to constitute a majority of the Company’s board of directors; the approval by shareholders of a merger, consolidation or other reorganization transaction in which the Company’s shareholders do not, at closing, own more than 50% of the combined voting power of the surviving entity; and a liquidation or dissolution of the Company or a sale of all or substantially all of its assets).

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table shows unvested stock awards outstanding on December 31, 2012, the last day of the Company’s fiscal year, held by each of the named executive officers. There were no stock options awards held by any of the named executive officers outstanding on December 31, 2012.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($) (1)
Dayl W. Pearson	—	—
Edward U. Gilpin(2)	23,847	219,154
Michael I. Wirth(3)	—	—
E.A. Kratzman(4)	—	—
R. Jon Corless	—	—
Daniel. P. Gilligan	—	—

(1)	Computed by multiplying the number of unvested outstanding shares of restricted stock by $9.19, the closing market price of the Company’s common stock on December 31, 2012, the end of the last completed fiscal year.
(2)	Mr. Gilpin was named the Company’s Chief Financial Officer, Treasurer and Secretary effective June 1, 2012.
(3)	The Company and Mr. Wirth mutually agreed that Mr. Wirth would separate from service with the Company on July 1, 2012.
(4)	The Company and Mr. Kratzman agreed that he would no longer serve as Vice President of the Company effective April 17, 2012. Katonah Debt Advisors and Mr. Kratzman mutually agreed that Mr. Kratzman would separate from service with Katonah Debt Advisors effective August 28, 2012.

25

Option Exercises and Stock Vested in Fiscal Year 2012

The named executive officers did not hold or exercise any stock options during the fiscal year ended December 31, 2012. The shares of restricted stock held by the named executive officers that vested in the fiscal year ended December 31, 2012 are set forth in the table below.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Dayl W. Pearson	20,866	132,000
Edward U. Gilpin(3)	—	—
Michael I. Wirth(4)	8,354	52,797
E.A. Kratzman(5)	63,331	381,997
R. Jon Corless	—	—
Daniel P. Gilligan	—	—

(1)	Represents shares of restricted stock that vested on June 13, 2012 for Messrs. Pearson and Wirth. Represents 20,866 shares and 42,445 shares of restricted stock that vested on June 13, 2012 and August 5, 2012, respectively, for Mr. Kratzman.
(2)	Computed by multiplying the number of shares of restricted stock that vested by $6.32, the closing market price of the Company’s common stock on June 13, 2012, the vesting date for Messrs. Pearson and Wirth and $6.32 and $5.89, the closing price on the Company’s common stock on June 13, 2012 and August 5, 2012, respectively, for Mr. Kratzman.
(3)	Mr. Gilpin was named the Company’s Chief Financial Officer, Treasurer and Secretary effective June 1, 2012.
(4)	The Company and Mr. Wirth mutually agreed that Mr. Wirth would separate from service with the Company on July 1, 2012.
(5)

The Company and Mr. Kratzman agreed that he would no longer serve as Vice President of the Company effective April 17, 2012. Katonah Debt Advisors and Mr. Kratzman mutually agreed that Mr. Kratzman would separate from service with Katonah Debt Advisors effective August 28, 2012.

Pension Benefits

The Company does not have any defined benefit pension plans.

Nonqualified Deferred Compensation

The Company does not have any defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control

Termination of Employment and Change of Control Arrangements

Change of Control Arrangements in the Company’s Amended and Restated 2006 Equity Incentive Plan

Under the Amended and Restated 2006 Equity Incentive Plan, in the event of a Covered Transaction (as defined below), all outstanding, unexercised options, restricted stock awards and other stock-based awards granted under the Amended and Restated 2006 Equity Incentive Plan will terminate and cease to be exercisable, and all other awards to the extent not fully vested (including awards subject to conditions not yet satisfied or determined) will be forfeited, provided that the Board may in its sole discretion on or prior to the effective date of the Covered Transaction take any (or any combination of) the following actions, as to some or all outstanding awards:

•	make any outstanding option exercisable in full;
•	remove any performance or other conditions or restrictions on any award;
•	in the event of a Covered Transaction under the terms of which holders of the shares of the Company will receive upon consummation thereof a payment for each such share surrendered in the Covered Transaction (whether cash, non-cash or a combination of the foregoing), make or provide for a payment (with respect to some or all of the awards) to the participant equal in the case of each affected award to the difference between (A) the fair market value of a share of common stock times the numbers of shares subject to such outstanding award (to the extent then exercisable at prices not in excess of the fair market value) and (B) the aggregate exercise price of all shares subject to such outstanding award, in each case on such payment terms (which need not be the same as the terms of payment to holders of shares) and other terms, and subject to such conditions, as the Board determines; and
•	with respect to an outstanding award held by a participant who, following the Covered Transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the Covered Transaction or any affiliate of such an entity, at or prior to the effective time of the Covered Transaction, in its sole discretion and in lieu of the action described in the three preceding bullets, arrange to have such surviving or acquiring entity or affiliate assume any award held by such participant outstanding hereunder or grant a replacement award which, in the judgment of the Board is substantially equivalent to any award being replaced.

Under the Amended and Restated 2006 Equity Incentive Plan, a “Covered Transaction” is a (i) sale of shares of the Company’s common stock, consolidation, merger, or similar transaction or series of related transactions in which KCAP Financial is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding shares of common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Board), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

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Termination of Employment Provisions in the Company’s Amended and Restated 2006 Equity Incentive Plan

Unless the Board expressly provides otherwise, immediately upon the cessation of employment or services of a participant in the Amended and Restated 2006 Equity Incentive Plan, all awards to the extent not already vested terminate and all awards requiring exercise cease to be exercisable and terminate, except that:

•	When a participant’s employment or services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate and unvested restricted stock is forfeited;
•	For vested options held by a participant immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the participant’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of employment or services; and
•	In all other cases, all vested options held by the participant immediately prior to the cessation of his or her employment, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of employment or services.

Under the Amended and Restated 2006 Equity Incentive Plan, “Cause” has the same meaning as provided in the employment agreement between the participant and the Company or its affiliate, provided that if the participant is not a party to any such agreement, “Cause” means (i) the participant’s chronic alcoholism or drug addiction; (ii) fraud, embezzlement, theft, dishonesty, or any deliberate misappropriation of any material amount of money or other assets or property of the Company or any of its affiliates by the participant; (iii) willful failure to perform, or gross negligence in the performance of, the participant’s duties and responsibilities to the Company and its affiliates; (iv) the participant’s material breach of any agreement between the participant and the Company or its affiliates, except where the breach is caused by incapacity or disability of the participant; (v) a charge, indictment or conviction of, or plea of nolo contendere by, the participant to a felony or other crime involving moral turpitude; (vi) the participant’s material breach of his fiduciary duties as an officer, trustee or director of the Company or any of its affiliates; (vii) the participant’s willful refusal or failure to carry out a lawful and reasonable written directive of the Board or its designee, which failure or refusal does not cease within 15 days after written notice of such failure is given to the participant by the Company; or (viii) the participant’s willful misconduct which has, or could be reasonably expected to have, a material adverse effect upon the business, interests or reputation of the Company or any of its affiliates.

The Board may provide in the case of any award for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former employee (or, in the case of a former employee who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the award not exercisable immediately prior to termination of employment or other service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of employment or services.

27

Termination of Employment Provisions in Employment Agreements

The termination provisions are set forth in the discussion of the employment agreements above.

The following table sets forth estimated payment obligations to each of the named executive officers, assuming a termination on December 31, 2012.

Name	Termination by Company Without Cause or by Employee for Good Reason ($) (1)	Termination by Company for Cause ($)	Change of Control ($)	Voluntary Termination ($) (2)	Disability ($)	Death ($)
Dayl W. Pearson
Severance Payment	400,000	—	850,000	—	400,000	400,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	450,000	—	450,000	—	450,000	450,000
Accrued and unused vacation time (3)	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769	0 – 30,769
Insurance benefits (4)	27,072	—	27,072	—	27,072	27,072
TOTAL:	877,072 – 907,841	0 – 30,769	1,327,072 – 1,357,841	0 – 30,769	877,072 – 907,841	877,072 – 907,841
Edward U. Gilpin(5)
Severance Payment	350,000	—	750,000	—	350,000	350,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	400,000	—	400,000	—	400,000	400,000
Accrued and unused vacation time (3)	0 - 26,923	0 - 26,923	0 - 26,923	0 - 26,923	0 - 26,923	0 - 26,923
Insurance benefits (4)	27,072	—	27,072	—	27,072	27,072
TOTAL:	777,072 - 803,995	0 - 26,923	1,177,072 - 1,203,995	0 - 26,923	777,072 - 803,995	777,072 - 803,995
R. Jon Corless
Severance Payment	265,000	—	465,000	—	265,000	265,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—
Accrued and unpaid bonus	200,000	—	200,000	—	200,000	200,000
Accrued and unused vacation time (3)	0 – 20,385	0 – 20,385	0 – 20,385	0 – 20,385	0 – 20,385	0 – 20,385
Insurance benefits (4)	27,072	—	27,072	—	27,072	27,072
TOTAL:	492,072 – 512,457	0 –20,385	692,072 – 712,457	0 – 20,385	492,072 – 512,457	492,072 – 512,457
Daniel P. Gilligan
Severance Payment	175,000	—	300,000	—	175,000	175,000
Base Salary	—	—	—	—	—	—
Accrued and unpaid base salary	—	—	—	—	—	—
Accrued and unpaid bonus	125,000	—	125,000	—	125,000	125,000
Accrued and unused vacation time (3)	0 – 13,462	0 – 13,462	0 – 13,462	0 – 13,462	0 – 13,462	0 – 13,462
Insurance benefits (4)	27,072	—	27,072	—	27,072	27,072
TOTAL:	327,072 – 340,534	0 – 13,462	452,072 – 465,534	0 – 13,462	327,072 – 340,534	327,072 – 340,534

(1)	This column reflects payments to the employee for base salaries and health insurance premiums for the remaining term of their employment agreements.
(2)	Voluntary termination other than for good reason.
(3)	Accrued and unused vacation time is a range of minimum and maximum amounts payable, depending on the amount of vacation time used at the time of termination.
(4)	Insurance benefits are based on the December 2012 monthly payment for health and dental coverage.
(5)	Mr. Gilpin was named the Company’s Chief Financial Officer, Treasurer and Secretary effective June 1, 2012.

The Company and Mr. Wirth mutually agreed that Mr. Wirth would separate from service with the Company on July 1, 2012. Pursuant to Mr. Wirth’s employment agreement with the Company, he continued to receive his salary, and the Company continued to contribute to the premium cost of his health insurance, until December 31, 2012. In addition, Mr. Wirth received a pro rated bonus of $187,500 for 2012, which was paid to him on January 31, 2013. Finally, Mr. Wirth’s remaining unvested restricted stock vested in accordance with its terms on July 1, 2012.

The Company and Mr. Kratzman agreed that he would no longer serve as Vice President of the Company effective April 17, 2012. Katonah Debt Advisors and Mr. Kratzman mutually agreed that Mr. Kratzman would separate from service with Katonah Debt Advisors effective August 28, 2012. Pursuant to Mr. Kratzman’s employment agreement with Katonah Debt Advisors, he continued to receive his salary, and Katonah Debt Advisors continued to contribute to the premium cost of his health insurance, until February 28, 2013. Mr. Kratzman was paid an additional amount of $20,000 in October 2012 in connection with his termination of employment. In addition, Mr. Kratzman received a pro rated bonus of $433,333 for his services through August 28, 2012, a pro rated bonus of $195,833 for the period from August 29, 2012 through December 31, 2012, a pro rated bonus of $97,917 for the period from January 1, 2013 through February 28, 2013, and a pro rated salary of $200,000 for the six month period following his discontinued service, each of which were paid to him on March 4, 2013. Mr. Kratzman also received COBRA reimbursements in the amount of $24,911, which was paid to him on March 4, 2013. Finally, Mr. Kratzman’s forfeited his remaining unvested restricted stock upon his termination of employment.

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Compensation Committee Interlocks and Insider Participation

During 2012, none of the Company’s executive officers served on the board of directors (or a compensation committee thereof or other board committee performing equivalent functions) of any entities that had one or more executive officers serve on the Compensation Committee of the Board or the Board. No current or past executive officers or employees of the Company or its subsidiaries serve on the Compensation Committee of the Board. During 2012, the following directors served on the Compensation Committee of the Company’s Board: Gary Cademartori (Chair), C. Turney Stevens and Albert G. Pastino.

Director Compensation in Fiscal Year 2012

The following table sets forth a summary of the compensation earned by the Company’s directors (other than Mr. Pearson, who is also a named executive officer and whose compensation is reflected in the Summary Compensation Table above) in 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($) (2) (3)	All Other Compensation ($)	Total ($)
Independent Directors
Gary Cademartori(4)	69,000	6,290	—	—	75,290
C. Michael Jacobi	61,500	6,290	—	—	67,790
Albert G. Pastino	77,000	6,290	—	—	83,290
C. Turney Stevens	68,500	6,290	—	—	74,790
Christopher Lacovara	94,000	6,290	—	—	100,290
Non-Independent Director
Jay R. Bloom	—	—	—	—	—
Dean C. Kehler	—	—	—	—	—
Samuel P. Frieder (5)	—	—	—	—	—

(1)	On June 15, 2012, each of Messrs. Cademartori, Jacobi, Pastino, Stevens and Lacovara was granted an award of 1,000 shares of restricted stock under the Amended and Restated Non-Employee Director Plan. Each of these awards had a grant date fair value of $6,290. The number of unvested restricted stock units held by each director listed in the table above at March 1, 2013 was as follows: Mr. Cademartori (500); Mr. Jacobi (500), Mr. Pastino (500), Mr. Stevens (500), Mr. Lacovara (500), Mr. Bloom (0), Mr. Kehler (0), Mr. Frieder (0).

(2)	As of March 11, 2013, such directors had the following aggregate vested and unvested option awards outstanding.

Name	Option Awards Outstanding (#)
Gary Cademartori(4)	15,000
C. Michael Jacobi	5,000
Albert G. Pastino	15,000
C. Turney Stevens	15,000
Christopher Lacovara	—
Samuel P. Frieder	—

Such awards consist of an option to purchase 5,000 shares granted to each of the Independent Directors on each of June 13, 2008, June 13, 2009 and July 22, 2010. The exercise prices of such options are $11.97, $4.93 and $4.83 per share, respectively, and each such option expires on the 10th anniversary of the applicable grant date. All of such option awards have fully vested.

(3)	Amounts reflect the grant date fair value of stock options in accordance with ASC 718. Grant date fair value is based on the Binary Option Pricing Model (American, call option) pricing model for use in valuing stock options. Assumptions used in the calculation of these amounts are shown in Note 10, “Equity Incentive Plan — Stock Options,” to our audited consolidated financial statements included in our 2012 Annual Report on Form 10-K, filed with the SEC on March 18, 2013 (File No. 814-00735).
(4)	Mr. Cademartori will not continue as director following the Annual Meeting.
(5)	Mr. Frieder resigned as a director effective February 29, 2012.

Director Compensation Policy

As compensation for serving on the Board, each of the Independent Directors who served in such capacity in 2012 received an annual fee of $60,000 and the non-executive Chairman of the Board of Directors received an additional annual fee of $40,000. In addition, each of the Independent Directors receives $1,500 per Board meeting attended in person and $750 per Board meeting attended telephonically. Employee directors and Non-Independent Directors do not receive compensation for serving on the Board. Independent Directors who serve on Board committees receive cash compensation in addition to the compensation they receive for service on the Board. The chairperson of the Company’s Audit Committee receives an additional $10,000 per year, the lead independent director receives an additional $5,000 per year, and the chairperson of each other committee of the Board receives an additional $5,000 per year and all committee members receive an additional $500 for each committee meeting they attend. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending meetings of the Board.

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Pursuant to the Amended and Restated Non-Employee Director Plan, the Independent Directors and other directors who are not officers or employees of the Company (“Non-Employee Directors”) may be issued restricted stock as a portion of their compensation for service on the Board in accordance with the terms of exemptive relief granted by the SEC in August 2008. A description of the Amended and Restated Non-Employee Director Plan is provided under “— Equity Incentive Plans — 2008 Non-Employee Director Plan” below.

Equity Incentive Plans

Amended and Restated 2006 Equity Incentive Plan

Under the Amended and Restated 2006 Equity Incentive Plan and the exemptive relief, the Company may grant options to acquire shares and other share-based awards, including without limitation restricted shares and options to acquire restricted shares. There are 2,000,000 shares of common stock currently reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. As of March 11, 2013, 29,757 shares of restricted stock were outstanding, 376,693 shares of restricted stock had vested, 257,770 shares of restricted stock had been forfeited, no options were outstanding and 1,593,550 shares were available for future grants under the Amended and Restated 2006 Equity Incentive Plan.

In accordance with the terms of the Amended and Restated 2006 Equity Incentive Plan, the Board has authorized the Compensation Committee to administer the Amended and Restated 2006 Equity Incentive Plan, but has retained the authority to make grants. In accordance with the provisions of the Amended and Restated 2006 Equity Incentive Plan, the Compensation Committee will determine the terms of options and other awards, including:

•	the determination of which employees will be granted options, restricted stock and other awards;
•	the number of shares subject to options, shares of restricted stock and other awards;
•	the exercise price of each option, which may not be less than fair market value (or, if no fair market value exists at the time of issuance, the current net asset value) of the shares subject to the award on the date of grant;
•	the schedule upon which options become exercisable or upon which a restricted stock award vests (including any performance criteria applicable to restricted stock awards);
•	the termination or cancellation provisions applicable to options and restricted stock awards;
•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and
•	all other terms and conditions upon which each award may be granted in accordance with the Amended and Restated 2006 Equity Incentive Plan.

No participant may receive awards of options for over 1,000,000 shares of common stock or over 500,000 shares of restricted stock in any fiscal year. The aggregate number of shares of restricted stock that may be issued under the Amended and Restated 2006 Equity Incentive Plan may not exceed 10% of the outstanding shares on June 13, 2008, the effective date of the Amended and Restated 2006 Equity Incentive Plan, plus 10% of the number of shares issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Amended and Restated 2006 Equity Incentive Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.

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The Board or any committee to which the Board delegates authority may, with the consent of any adversely affected Amended and Restated 2006 Equity Incentive Plan participants and to the extent permitted by law, reprice or otherwise amend outstanding awards consistent with the terms of the Amended and Restated 2006 Equity Incentive Plan. No share may be repriced other than in accordance with the 1940 Act and the applicable shareholder approval requirements of The Nasdaq Global Select Market.

In the case of a stock dividend, stock split, recapitalization or other similar change, the number and kind of shares subject to options, shares of restricted stock and other stock-based awards then outstanding or subsequently granted under the Amended and Restated 2006 Equity Incentive Plan, the exercise price of such awards, the maximum number of shares that may be delivered under the Amended and Restated 2006 Equity Incentive Plan, and other relevant provisions shall be appropriately adjusted by the Board. The Board may also adjust the number of shares subject to outstanding awards, the exercise price of outstanding awards, and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, consolidations or mergers, acquisitions or dispositions of securities or property (with the exception of those that qualify as “Covered Transaction,” in which case the Board may take any one or more of the actions described above under “— Potential Payments Upon Termination or Change of Control — Termination of Employment and Change of Control Arrangements — Change of Control Arrangements in the Company’s Amended and Restated 2006 Equity Incentive Plan”), or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Amended and Restated 2006 Equity Incentive Plan. However, the exercise price of options granted under the Amended and Restated 2006 Equity Incentive Plan will not be adjusted unless the Company receives an exemptive order from the SEC or written confirmation from the SEC staff that the Company may do so.

Amended and Restated Non-Employee Director Plan

The 2008 Non-Employee Director Plan was originally adopted by the Board and was approved by a vote of the Company’s shareholders at the 2008 Annual Shareholder Meeting (the “Prior Plan”). Effective June 10, 2011, the Prior Plan was amended and restated in accordance with a resolution of the Board and approved by a vote of the Company’s shareholders at the 2011 Annual Shareholder Meeting (as amended, the “Amended and Restated Non-Employee Director Plan”). Pursuant to such amendment, the Company is permitted to issue restricted stock, and is no longer permitted to issue any options for common stock, of the Company to Non-Employee Directors. Options granted to Non-Employee Directors prior to the effectiveness of the Amended and Restated Non-Employee Director Plan remain outstanding in accordance with the terms of the Amended and Restated Non-Employee Director Plan. There are 100,000 shares of common stock currently reserved for issuance under the Amended and Restated Non-Employee Director Plan. As of March 11, 2013, 50,000 shares were subject to outstanding options, and there were no additional options available for future grants under the Amended and Restated Non-Employee Director Plan. Any options outstanding as of the date of the 2011 Annual Shareholder Meeting are governed in all respects by the terms of the Prior Plan.

Under the Amended and Restated Non-Employee Director Plan, the Non-Employee Directors automatically receive 1,000 shares of restricted stock on the date of each annual meeting of shareholders during the term of the plan. The shares immediately vest as to one-half of the restricted stock grant and as to the remaining one-half of the restricted stock grant on the earlier of (i) the first anniversary of such grant, or (ii) the date immediately preceding the next annual meeting of shareholders (or meeting in lieu of the annual meeting of shareholders), so that vesting for one hundred percent (100%) of the restricted stock grant occurs one year after the date of grant; provided that the participant is then and since the date of grant has continuously been a Non-Employee Director. In addition, a Non-Employee Director who is appointed to serve on the Board outside of the annual election cycle would automatically be granted a pro rata portion of the restricted stock grant on the date of such appointment to the Board. The grants of restricted stock to Non-Employee Directors under the Amended and Restated Non-Employee Director Plan are automatic (subject to the authority of the Board to prevent or limit the granting of restricted stock).

In accordance with the terms of the Amended and Restated Non-Employee Director Plan, the Board has authorized the Compensation Committee to administer the Amended and Restated Non-Employee Director Plan.

Unless the Board expressly provides otherwise, immediately upon the cessation of the Non-Employee Director’s service (unless upon such termination or within 90 days thereafter such Non-Employee Director becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director), all awards of restricted stock, to the extent not already vested, will be forfeited. However, if the Non-Employee Director ceases providing services as a Non-Employee Director but within 90 days of such cessation becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director, such person shall vest in any unvested restricted shares on the later of (i) the next annual shareholders meeting (in accordance the terms of the Amended and Restated Non-Employee Director Plan) or (ii) the date on which such person becomes an officer or employee of the Company or rejoins the Board as a Non-Employee Director.

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Unless the Board expressly provides otherwise, immediately upon the cessation of the Non-Employee Director’s service, all options awarded under the Prior Plan, to the extent not already vested, terminate, except that:

•	When the Non-Employee Director’s services are ceased for Cause (as defined below), all options, vested and unvested, immediately terminate;
•	For vested options held by the Non-Employee Director immediately prior to his or her death, to the extent then exercisable, the options remain exercisable for the lesser of a period of 180 days following the Non-Employee Director’s death or the period ending on the latest date on which those options could have been exercised had there been no cessation of services; and
•	In all other cases, all vested options held by the Non-Employee Director immediately prior to the cessation of his or her services, to the extent then exercisable, remain exercisable for the lesser of a period of 90 days or the period ending on the latest date on which that option could have been exercised had there been no cessation of services.

Under the Prior Plan, “Cause” means (i) commission of a felony or of a crime involving moral turpitude, (ii) gross dereliction of duty or (iii) any breach of duty that is materially injurious to the business or reputation of the Company.

The Board may provide in the case of any option award granted under the Prior Plan for post-termination exercise provisions different from those set forth above, including, without limitation, terms allowing a later exercise by a former Non-Employee Director (or, in the case of a former Non-Employee Director who is deceased, the person or persons to whom the award is transferred by will or the laws of descent and distribution) as to all or any portion of the option award not exercisable immediately prior to termination of service, but in no case may an award be exercised after the latest date on which it could have been exercised had there been no cessation of services.

The Amended and Restated Non-Employee Director Plan has provisions relating to stock dividends, stock splits, recapitalizations or other changes to outstanding awards, and “Covered Transactions” analogous to those described under “— Amended and Restated 2006 Equity Incentive Plan” above.

Equity Compensation Plan Information

The following table summarizes certain information regarding the Amended and Restated 2006 Equity Incentive Plan and the Amended and Restated Non-Employee Director Plan as of December 31, 2012:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	60,000	7.24	1,624,550	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	60,000	7.24	1,624.550

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(1)	Subject to the following additional limitations: The aggregate number of shares of restricted stock that may be issued under the Amended and Restated 2006 Equity Incentive Plan, the Amended and Restated Non-Employee Director Plan, and any other Company executive compensation plan, collectively, may not exceed 10% of the outstanding shares of the Company on the effective date of the Amended and Restated Non-Employee Director Plan, plus 10% of the number of shares of the Company’s common stock issued or delivered by the Company (other than pursuant to compensation plans) during the term of the Amended and Restated Non-Employee Director Plan. No one person may be granted more than 25% of the shares of restricted stock reserved for issuance under the Amended and Restated 2006 Equity Incentive Plan. For purposes of calculating compliance with this limit, the Company will count as restricted stock all shares of the Company’s common stock that are issued pursuant to the Amended and Restated Non-Employee Director Plan less any shares that are forfeited back to the Company and cancelled as a result of forfeiture restrictions not lapsing. In addition, the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 25% of the outstanding voting securities of the Company, except that if the amount of voting securities that would result from the exercise of all the Company’s outstanding warrants, options and rights issued to the Company’s directors, officers and employees, together with any restricted stock issued by the Company, would exceed 15% of the outstanding voting securities of the Company, the total amount of voting securities that would result from the exercise of all outstanding warrants, options and rights, together with any restricted stock issued by the Company, at the time of issuance may not exceed 20% of the outstanding voting securities of the Company.
(2)	The 1,593,550 shares issuable under the Company’s Amended and Restated 2006 Equity Incentive Plan may be issued in the form of options, restricted stock or other stock-based awards. The 31,000 shares issuable under the Company’s Amended and Restated Non-Employee Director Plan may currently be issued in the form of restricted stock.

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PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 15 of this proxy statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and Board made in 2012 with respect to the compensation of the named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation program embodies a pay-for-performance philosophy that supports KCAP Financial’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Company. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

THE BOARD RECOMMENDS A VOTE
“FOR”
THE ADVISORY PROPOSAL TO APPROVE
THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

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CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

No person is deemed to control us, as such term is defined in the 1940 Act.

The following table sets forth, as of March 1, 2013, information with respect to the beneficial ownership of our common stock by:

•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors and each named executive officer; and

•	all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common stock subject to options that are currently exercisable or exercisable within 60 days of March 11, 2013 are deemed to be outstanding and beneficially owned by the person holding such options. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 31,936,480 shares of our common stock outstanding as of March 11, 2013.

Unless otherwise indicated, to our knowledge, each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder, except to the extent authority is shared by spouses under applicable law, and maintains an address of c/o KCAP Financial Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017.

Name and Address	Number of Shares	Percentage of Class	Dollar Range of Equity Securities (1)
Directors and Executive Officers:
Independent Directors
C. Michael Jacobi (2)	31,167	*	$	>100,000
Christopher Lacovara (3)	578,134	1.9%	$	>100,000
Albert G. Pastino (2)	21,497	*	$	>100,000
C. Turney Stevens (2)	18,500	*	$	>100,000
Director Nominees
John A. Ward		*		$-
Non-Independent Directors
Jay R. Bloom(4)	1,800,000	5.6%	$	>100,000
Dean C. Kehler(5)	2,000,000	6.3%	$	>100,000
Dayl W. Pearson	101,798	*	$	>100,000
Executive Officers
R. Jon Corless	24,765	*	$	>100,000
Daniel P. Gilligan	9,052	*		$50,001-$100,000
Edward U. Gilpin(6)	23,847	*	$	>100,000
Directors and Executive Officers as a Group (11 persons)	4,608,760	14.4%

*	Less than 1%.

(1)	Based on the closing price of the Company’s common stock on March 11, 2013 ($10.71)

35

(2)	Includes (a) 15,000 shares of common stock issuable pursuant to options granted under the 2008 Non-Employee Director Plan that are currently exercisable to each of Messrs. Jacobi, Pastino and Stevens; and (b) 2,000 shares of common stock issuable as restricted stock granted under the Amended and Restated Non-Employee Director Plan to each of Messrs. Jacobi, Pastino and Stevens.

(3)	Excludes shares of common stock held by the KKAT Entities. Mr. Lacovara is a member of the KKAT Entities and therefore may have a pecuniary interest in certain of the shares held by the KKAT Entities. Mr. Lacovara disclaims beneficial ownership of the shares held by the KKAT Entities except to the extent of their respective pecuniary interests therein and 1,000 shares of common stock issuable as restricted stock granted under The Amended and Restated Non-Employee Director Plan to Mr. Lacovara.

(4)	Includes 1,800,000 shares acquired by Mr. Bloom as consideration for his indirect sale of certain property and limited liability company interests in Trimaran Advisors, L.L.C. to KCAP Financial on February 29, 2012. Mr. Bloom indicated that he has sole dispositive and voting power over 725,000 of such shares which were delivered at the closing of the transaction. The remaining 1,075,000 shares are held in an escrow account and may be released pursuant to its terms and conditions. Upon any such release, Mr. Bloom would have full voting control and full dispositive control over such released shares.

(5)	Includes 1,800,000 shares acquired by Mr. Kehler as consideration for his indirect sale of certain property and limited liability company interests in Trimaran Advisors, L.L.C. to KCAP Financial on February 29, 2012. Mr. Kehler indicated that he has sole dispositive and voting power over 725,000 of such shares which were delivered at the closing of the transaction. The remaining 1,075,000 shares are held in an escrow account and may be released pursuant to its terms and conditions. Upon any such release, Mr. Kehler would have full voting control and full dispositive control over such released shares.

(6)	Shares of restricted stock granted under the Amended and Restated 2006 Equity Incentive plan to Mr. Gilpin. One half of the restricted stock award will vest on each of the third and fourth anniversaries of the grant date, June 15, 2012.

36

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of KCAP Financial’s common stock to file initial reports of ownership and reports of changes in ownership of KCAP Financial’s common stock with the SEC and, to the extent such reports are not filed through the SEC’s EDGAR system, The Nasdaq Global Select Market. KCAP Financial is required to disclose in its annual report on Form 10-K and its proxy statement any failure to file these reports by the required due dates. The Company believes that all filing requirements applicable to its directors and executive officers and shareholders who own more than 10% of its common stock were complied with during the last completed year. In making the above statements, the Company has relied upon the written representations of its directors and Section 16 officers.

TRANSACTIONS WITH RELATED PERSONS

KCAP Financial has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. As a BDC, the Company is prohibited under the 1940 Act from participating in certain transactions with certain of its affiliates without the prior approval of the Independent Directors and, in some cases, the SEC. The affiliates with which the Company may be prohibited from transacting include its officers, directors and employees and any person controlling or under common control with the Company.

In addition, the Company adopted and maintains a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements and applicable law. A copy of the code of ethics is available on the Corporate Governance section of the Company’s website at www.kcapfinancial.com.

37

PROPOSAL 3:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the Independent Directors have selected Grant Thornton LLP as the independent registered public accountant of the Company for the current fiscal year. Management expects that representatives of Grant Thornton LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table presents fees for professional services rendered by Grant Thornton LLP for fiscal years ended 2012 and 2011.

	2012		2011
Audit Fees (1)		$728,500	$635,250
Audit-Related Fees (2)		—	42,000
Tax Fees (3)		38,900	36,000
All Other Fees		—	—
Aggregate Non-Audit Fees (4)	$		$78,000
Total Fees		$767,400	$711,350

(1)	Audit fees represent fees and expenses for the annual audit, including the audit of the Company’s annual financial statements, quarterly reviews, comfort letters, statutory and regulatory filings, and consents and other services related to registered and unregistered offerings of the Company’s securities.
(2)	Audit-related fees represent services such as consultations, due diligence and attest services not required by statue or regulation.
(3)	Tax fees represent services in conjunction with preparation of the Company’s tax return.
(4)	Aggregate non-audit fees comprise audit-related fees, tax fees and all other fees.

In addition to the services listed above, Grant Thornton LLP provided audit and tax services to the Company’s wholly-owned, unconsolidated subsidiary totaling $409,500 and $52,500, respectively, for the fiscal year ended December 31, 2012 and $445,600 and $36,000, respectively, for the fiscal year ended December 31, 2011. The fees for such audit and tax services are included in the expenses of the unconsolidated subsidiary.  These amounts are not included in the expenses of the Company.

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by its independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by its independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible audit and non-audit services.  The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF
GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF
THE COMPANY FOR THE CURRENT YEAR.

38

OTHER MATTERS

Attending the Meeting

The Meeting will take place at the Penn Club, 30 West 44th Street, New York, New York 10036.

Shareholder Proposals Pursuant to Rule 14a-8

In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the 2013 Annual Meeting of Shareholders, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than November 23, 2014 and, if the date of the 2014 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2013 Annual Meeting of Shareholders, a reasonable time before the Company begins to print and send its materials for the 2014 Annual Meeting of Shareholders, and must comply with the requirements of Rule 14a-8. Written requests for inclusion should be addressed to: KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Secretary. It is suggested that you mail your proposal by certified mail, return receipt requested.

Shareholder Proposals Other than Pursuant to Rule 14a-8

Under the Company’s bylaws, any shareholder of KCAP Financial may nominate candidates for election to the Board and bring any other matter before an annual meeting (other than the matters to be included in the Company’s proxy statement following the procedures described above) if the shareholder (i) is a shareholder of record on the date of the giving of the notice, as provided below, (ii) is a shareholder of record on the record date for the determination of shareholders entitled to vote at such meeting and (iii) complies with the notice procedures set forth below.

In addition to any other applicable requirements, for a nomination or other proposal to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, no less than ninety (90) days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary relating to election of directors must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be in proper written form, a shareholder’s notice to the Secretary relating to any other matter must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

39

The deadline for receipt of timely notice of shareholder proposals for submission to the 2014 Annual Meeting of Shareholders is February 6, 2014. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Communications to the Board

Shareholders may communicate with the Board or one or more directors by sending a letter addressed to the Board or to any one or more directors, c/o Corporate Secretary, KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, in an envelope clearly marked “Shareholder Communication.” The Corporate Secretary’s office will forward such correspondence unopened to one or more members of the Board, unless the envelope specifies that it should be delivered to a specific director.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to KCAP Financial, Inc., Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or calling Investor Relations at (212) 455-8300.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (without exhibits, unless otherwise requested), is provided to shareholders concurrently with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation materials.

We will provide without charge to each solicited shareholder a copy of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2011 upon written request. The written request for such exhibits should be directed to KCAP Financial, Inc., 295 Madison Avenue, 6th Floor, New York, New York 10017, Attention: Edward U. Gilpin, Secretary. Such request must set forth a good faith representation that the requesting party was a beneficial owner of our common stock on the Record Date. The Annual Report with exhibits is also available at no cost through the SEC’s EDGAR database available at www.sec.gov.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 6, 2013: The proxy statement and 2011 annual report are available at www.proxyvote.com.

General Information

Management knows of no other business which may be properly brought before the Meeting. However, if any other matters shall properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Stockholders may contact the Company by mail to KCAP Financial, Inc., Investor Relations, 295 Madison Avenue, 6th Floor, New York, New York 10017, or by calling Investor Relations at (212) 455-8300 for directions to attend the Meeting and vote in person.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope or to vote electronically or by telephone as described on page 1 of this proxy statement.

By order of the Board.

Edward U. Gilpin
Secretary

40

KCAP FINANCIAL, INC
ATTN: DENISE RODRIGUEZ
295 MADISON AVENUE, 6TH FLOOR
NEW YORK, NY 10017

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 C. Turney Stevens 02 John A. Ward III 03 Dean C. Kehler

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000165407_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

KCAP FINANCIAL, INC
Annual Meeting of Shareholders
May 6, 2013 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Dayl W. Pearson and Edward U. Gilpin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of KCAP FINANCIAL, INC that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, EST on 5/6/13, at the Penn Club, 30 West 44th Street, New York, New York 10036, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000165407_2 R1.0.0.51160